Exhibit 10.27

Execution Version

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (this “Amendment”) is dated as of March 23, 2020 by and among FS CREDIT REAL ESTATE INCOME TRUST, INC., a Maryland corporation (“FS CREIT”), and FS CREIT FINANCE HOLDINGS LLC, a Delaware limited liability company (“Finance Holdings” and together with FS CREIT, each individually referred to hereinafter as a “Borrower” and collectively as the “Borrowers”), the Lenders (as defined below) party hereto, and CITY NATIONAL BANK, a national banking association, as administrative agent for the Lenders (in such capacity, “Agent”).

RECITALS

WHEREAS, the Borrowers, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Agent, entered into that certain Loan and Security Agreement, dated as of August 22, 2019, as amended by that certain First Amendment to Loan and Security Agreement, dated as of December 4, 2019 (the “Loan Agreement”, as the same may be further amended, modified, supplemented or restated from time to time);

WHEREAS, the Borrower has requested, and the Lenders and the Agent have agreed, to make certain amendments to the Loan Agreement as set forth herein; and

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. Definitions. For the purposes of this Amendment, unless otherwise expressly defined, the terms used herein shall have the respective meanings assigned to them in the Loan Agreement.

2. Amendments to Loan Agreement.

(i) The term “Maximum Revolver Amount” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced as follows:

“Maximum Revolver Amount” means $15,000,000, as such amount may be increased from time to time pursuant to Section 2.21 or decreased from time to time pursuant to Section 2.10(c).

(ii) Section 6.14 of the Loan Agreement is hereby deleted in its entirety and replaced as follows:

6.14 Net Asset Value. In the case of FS CREIT, fail to maintain a Net Asset Value greater than or equal to $100,000,000 at any time.

(iii) Schedule C-1 to the Loan Agreement (Lenders’ Commitments) is hereby deleted in its entirety and replaced by Exhibit A hereto.

3. Conditions Precedent. This Amendment shall become effective upon satisfaction (or waiver) of the following conditions (in each case, in form and substance acceptable to the Agent in its sole discretion):

(i) the Agent shall have received a copy of this Amendment executed and delivered by each Borrower, the Lenders and the Agent.

(ii) no Unmatured Event of Default or Event of Default shall have occurred and be continuing or would be caused by the consummation of the transactions contemplated by this Amendment.

(iii) the Agent shall have received full payment of all of the out-of-pocket fees, costs, and expenses of Agent (including the reasonable and documented fees and expenses of Agent’s counsel) incurred in connection with the preparation, negotiation, execution, and delivery of this Amendment (including those payable pursuant to Section 10.7 of the Loan Agreement).

(iv) the Agent shall have received, for the ratable benefit of the Lenders, an amendment fee of $25,000 from Borrowers, which amendment fee shall be fully-earned and non-refundable as of the date this Amendment becomes effective.

(v) the Agent shall have received a certificate of a Responsible Officer of the Borrowers to the effect that, as of the date hereof, the incumbency certificate, the Second Articles of Amendment and Restatement of FS CREIT, the Bylaws of FS CREIT, the Certificate of Formation of Finance Holdings, the Limited Liability Company Agreement of Finance Holdings and the Advisory Agreements delivered to the Agent on the Closing Date remain true and correct without amendment thereto.

(vi) the representations and warranties contained in Section 4 below shall be true and correct as of the date hereof.

4. Representations and Warranties. Each Borrower represents and warrants to Agent and each Lender as follows:

(i) Each has all requisite power and authority under applicable law and under its organizational documents to execute, deliver and perform its obligations under this Amendment and to perform its obligations under the Loan Agreement as amended hereby;

(ii) All actions, waivers and consents (corporate, regulatory and otherwise) necessary or appropriate for it to execute, deliver and perform its obligations under this Amendment and to perform its obligations under the Loan Agreement as amended hereby, have been taken and/or received;

(iii) This Amendment and the Loan Agreement, as amended by this Amendment, constitute the legal, valid and binding obligation of it enforceable against it in accordance with the terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the limitation of certain remedies by certain equitable principles of general applicability;

(iv) The execution, delivery and performance of this Amendment, and the performance of its obligations under the Loan Agreement, as amended hereby, will not violate or contravene (a) any provision of any federal (including the Exchange Act), state, local or other law, rule, or regulation (including Regulations T, U, and X of the Federal Reserve Board) binding on it, (b) any order of any Governmental Authority, court, arbitration board, or tribunal binding on it or (c) result in or require the creation of any Lien (other than a Permitted Lien) upon or with respect to any of the Collateral;

(v) The representations and warranties contained in the Loan Agreement and the other Loan Documents are correct in all material respects without duplication of any materiality qualifier contained therein on and as of the date of this Amendment, before and after giving effect to the same, as though made on and as of such date (except to the extent they relate to an earlier date);

(vi) After giving effect to this Amendment, no event has occurred and is continuing which constitutes an Unmatured Event of Default or an Event of Default; and

(vii) The Loan Agreement continues to create a valid security interest in, and Lien upon, the Collateral, in favor of the Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Loan Agreement and prior to all Liens other than Permitted Liens.

5. Reaffirmation of Obligations. Each Borrower hereby ratifies the Loan Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Loan Agreement (as amended hereby) and each other Loan Documents and (b) that it is responsible for the observance and full performance of its Obligations. Each Borrower acknowledges receipt of a copy of the Amendment. Each Borrower hereby consents to the Amendment and reaffirms the other Loan Documents and acknowledges that the execution and delivery of this Amendment shall have no effect on any Borrower’s obligations under the Loan Agreement or such other Loan Documents, each of which remains the legal, valid and binding obligation of each Borrower and are hereby reaffirmed.

6. Binding Effect; Confirmation of Obligations. Except as modified by this Amendment, the Loan Agreement and the other Loan Documents remain unmodified and in full force and effect. The provisions of the Loan Documents, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7. Loan Document. This Amendment shall constitute a Loan Document under the terms of the Loan Agreement.

8. Further Assurances. Each Borrower agrees to promptly take such action, upon the reasonable request of the Agent, as is necessary to carry out the intent of this Amendment.

9. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF BORROWERS HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

10. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

11. Severability. The provisions of this Amendment are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and not any other clause or provision of this Amendment

12. Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 12.8 and 12.9 of the Loan Agreement are hereby incorporated by reference, mutatis mutandis.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOLLOW.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWERS:

FS CREDIT REAL ESTATE INCOME TRUST, INC.

By:	/s/ Edward T. Gallivan, Jr.
Name:	Edward T. Gallivan, Jr.
Title:	Chief Financial Officer

FS CREIT FINANCE HOLDINGS LLC

By:	FS Credit Real Estate Income Trust, Inc., its sole member

	By:	/s/ Edward T. Gallivan, Jr.
	Name:	Edward T. Gallivan, Jr.
	Title:	Chief Financial Officer

[Second Amendment to Loan and Security Agreement]

CITY NATIONAL BANK, as Agent and as a Lender

By:	/s/ Adam Strauss
Name:	Adam Strauss
Title:	Vice President

[Second Amendment to Loan and Security Agreement]

EXHIBIT A

SCHEDULE C-1

LENDERS’ COMMITMENTS

Lender	Revolver Commitment
City National Bank	$15,000,000
All Lenders	$15,000,000